EXHIBIT 99.2


                            LETTER OF INTENT


            This Letter of Intent is entered into as of April 27, 1997 by and among METROMEDIA INTERNATIONAL GROUP, INC., a Delaware corporation ("Seller"), ORION PICTURES CORPORATION, a Delaware corporation ("Orion" and, together with all of its direct and indirect subsidiaries other than the Landmark Theater Group and each of its subsidiaries, the "Entertainment Companies"), and P&F ACQUISITION CORP., a Delaware corporation ("Buyer").

            Seller, the Entertainment Companies and Buyer hereby express their intention to enter into a definitive agreement (the "Definitive Agreement") substantially in the form of the Stock Purchase Agreement attached hereto dated as of May __, 1997 among the parties hereto (the "Stock Purchase Agreement"), as the same may be modified by good faith negotiation, pursuant to which Buyer will acquire the businesses of the Entertainment Companies through a purchase of all of the capital stock of Orion (the "Transaction"). The obligation of the parties to enter into the Definitive Agreement shall be subject to approval of the respective boards of directors of the Buyer and the Seller and subject in the case of Seller to delivery by Buyer of the Bank Commitment Letter (as defined below) and Equity Commitment Letter (as defined below) or other similar satisfactory substantiation by Buyer. Based upon the foregoing, Buyer will continue its due diligence investigation of the Entertainment Companies and Seller will continue its efforts with respect to the fairness of the Transaction. Capitalized terms used but not defined herein shall have the meaning provided in the Stock Purchase Agreement.

            Upon execution of a counterpart of this Letter of Intent, the following lettered sections will constitute legally binding and enforceable agreements of Buyer and Seller, in recognition of the significant costs to be borne by Buyer and Seller in pursuing the Transaction and further in consideration of their mutual undertakings as to the matters described herein.

            (A) ACCESS. Seller will permit Buyer's employees, auditors, legal counsel, potential financing sources and other authorized representatives access to the officers, employees, agents, advisors, properties, records and documents of the Seller and all of its affiliates relating to the Entertainment Companies. Buyer will conduct this inspection, investigation and audit in a reasonable manner and, to the extent practicable, during regular business hours.

            (B) BEST EFFORTS. Buyer and Seller will use their best efforts to submit the Definitive Agreement for approval by the respective boards of directors of Seller and Buyer by the close of business New York time on May 2, 1997. If the Definitive Agreement is approved by the boards of directors of both Buyer and Seller, the Definitive Agreement shall be dated the date of the last such approval and executed and delivered on that day. The boards of directors of Seller and




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      Buyer shall have complete discretion to approve or withhold approval of the Definitive Agreement.

            (C) EXCLUSIVE DEALING; TERMINATION. Until the earlier of (x) the date of the Definitive Agreement (if the Definitive Agreement is executed by the parties hereto and approved by their respective boards of directors) or (y) the close of business New York time May 2, 1997, the parties agree to be bound by the terms of Section 5.08 of the Stock Purchase Agreement, which Section is deemed incorporated herein by this reference. If the Definitive Agreement is not executed by the parties (following approval by the respective boards of directors) by the close of business New York time on May 2, 1997, any party may terminate this Letter of Intent immediately upon providing written notice to the other parties at the addresses specified in the Stock Purchase Agreement; PROVIDED, HOWEVER, the provisions of Section (d) below shall survive any such termination.

            (D)   COMMITMENT FEE; EXPENSES.

                  (i) To compensate Buyer for entering into this Letter of Intent and taking action to consummate the Transaction and incurring the costs and expenses related thereto and other losses and expenses, including the foregoing by Buyer of other opportunities, Seller agrees to pay to Buyer an aggregate amount equal to Five Million Dollars ($5,000,000) less Buyer's Expenses (as defined below) (the "Commitment Fee") if (w) Buyer's board of directors has authorized execution by Buyer of the Definitive Agreement, subject to execution of same by Seller, (x) Buyer has provided to Seller on or before the close of business New York Time May 2, 1997 a Bank Commitment Letter and an Equity Commitment Letter providing for debt and equity financing for the Transaction in an aggregate amount of at least Five Hundred Sixty Million Dollars ($560,000,000), (y) either Seller's board of directors does not authorize, on or before May 2, 1997, Seller to execute the Definitive Agreement or Seller once so authorized does not execute the Definitive Agreement on or before the close of business New York time on May 2, 1997, and (z) on or before the close of business New York time on May 2, 1997 either (A) an Alternative Proposal shall become publicly announced or shall have been publicly known (excluding any such Alternative Proposal that has been publicly announced on or before the date hereof), or (B) an Alternative Proposal shall have been communicated to Seller or any of Seller's Affiliates or the Entertainment Companies, or any representative of any of the foregoing (including any such Alternative Proposal that has been so communicated on or before the date hereof), and on or before the close of business New York time on May 1, 1998 Seller or any of the Seller Affiliated Group or the Entertainment Companies either enters into an agreement (the "Alternative Agreement") with any party directly or indirectly connected with the Alternative Proposal to consummate an Alternative Proposal or otherwise effectuates an Alternative Proposal with any such party (the "Alternative Transaction"). If any of the foregoing events occurs, Seller shall also pay Buyer's Expenses. "Bank





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      Commitment Letter" shall mean a commitment letter from Morgan Guaranty
      Trust Company of New York, or another lender selected by Buyer, in form and substance satisfactory to Buyer, which shall provide the New Orion Credit Facility, subject to customary conditions precedent to such lender's obligation to make such financing available. "Equity Commitment Letter" shall mean a commitment letter or letters from one or more of Buyer's existing stockholders in form and substance satisfactory to Buyer (and not containing any material conditions other than those specified in the Stock Purchase Agreement and consummation of the financing contemplated by the Bank Commitment Letter), by which such stockholder(s) agree to contribute cash to the capital of Buyer, or purchase for cash additional capital stock of Buyer.

                  (ii) The Commitment Fee and Buyer's Expenses shall be payable by Seller to Buyer on or before May 5, 1997 if the event described in Section (d)(i)(z)(A) occurs or on the next business day following the execution of the Alternative Agreement or effectuation of the Alternative Transaction if either event described in Section (d)(i)(z)(B) occurs. "Buyer's Expenses" shall mean the actual out-of-pocket expenses incurred by Buyer and any Affiliate in connection with or arising out of this Letter of Intent and efforts to consummate the Transaction (including, without limitation, amounts paid or payable to investment bankers, fees and expenses of counsel, accountants and consultants, and printing expenses), regardless of when those expenses are incurred, not to exceed Five Million Dollars ($5,000,000) in the aggregate for purposes of this Letter of Intent.

                  (iii) Seller acknowledges that the agreements contained in this Section (d) are an integral part of the Transaction contemplated by this Letter of Intent, and that, without these agreements, Buyer would not enter into this Letter of Intent. Accordingly, if Seller fails to pay any amounts owing pursuant to this Section (d) when due, Seller shall in addition thereto pay to Buyer all costs and expenses (including attorneys' fees and costs) incurred in collecting such amounts, together with interest on such amounts (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by Buyer at one percent in excess of the Reference Rate as in effect from time to time during such period; PROVIDED, HOWEVER, that in no event shall such interest rate exceed the maximum rate permitted by Applicable Law (as defined in the Stock Purchase Agreement).

            Other than set forth in Sections (a)-(d) above, this Letter of Intent does not, and is not intended to, constitute a legally binding obligation on the part of any of the parties hereto. It does, however, constitute a statement of the intention of the parties to proceed promptly in good faith with respect to the Transaction, and it shall be governed by, and construed and enforced in accordance with, the internal laws of New York applicable to contracts made and to be performed therein.





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            IN WITNESS WHEREOF, the parties hereto have caused this Letter of
Intent to be duly executed by their respective authorized officers as of the day and year first above written.


                                    METROMEDIA INTERNATIONAL
                                    GROUP, INC.


                                    /S/ SILVIA KESSEL
                                    -----------------------------
                                    By:  Silvia Kessel
                                    Its: Executive Vice President


                                    ORION PICTURES CORPORATION


                                    /S/ SILVIA KESSEL
                                    -----------------------------
                                    By:  Silvia Kessel
                                    Its: Senior Executive Vice President



                                    P&F ACQUISITION CORP.


                                    /S/ FRANK G. MANCUSO
                                    -----------------------------
                                    By:  Frank G. Mancuso
                                    Its:  Chairman and Chief Executive Officer







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